Contact:	Harriss T. Currie
Vice President, Finance and Chief Financial Officer
512-219-8020
hcurrie@luminexcorp.com
LUMINEX CORPORATION REPORTS FIRST QUARTER 2007 RESULTS

Core Business Achieves Record Revenue and Profit
Integration of New Luminex Molecular Diagnostics Division Moving Forward
AUSTIN, Texas (May 2, 2007) — Luminex Corporation (NASDAQ:LMNX) today announced financial results for the first quarter ended March 31, 2007.
Consolidated revenue for the first quarter of 2007 was $16.6 million compared with $13.0 million in the first quarter of 2006. Consolidated net income for the first quarter of 2007 was $136,000, or $0.00 per share, as compared with $526,000, or $0.02 per share, for the comparable period of 2006.
On March 1, 2007, Luminex completed the acquisition of all of the outstanding common shares of Tm Bioscience Corporation, a leader in the commercial genetic testing market. The results for the first quarter ended March 31, 2007, include one month of Tm Bioscience operations for the combined companies. Beginning with the first quarter of 2007, Luminex will report the following segments: Technology Group and Assay Group. These segments are consistent with the Company’s organizational structure. The Technology Group consists of the base business including system sales to partners, raw bead sales, royalties, service and support of the core technology and other miscellaneous items. The Assay Group consists of the Luminex Bioscience Group, or LBG, and the newly acquired Tm Bioscience operations, now known as Luminex Molecular Diagnostics, or LMD. This segment is primarily involved in the development and sale of assays on xMAP technology for use on the Company’s installed base of systems. Revenue, gross margin and operating income are key measures used by management to evaluate performance for each segment.
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LMNX Reports First Quarter 2007 Results

May 2, 2007
LUMINEX CORPORATION
REPORTABLE SEGMENT HIGHLIGHTS
(unaudited)
(in thousands)

	Three Months Ended March 31,
	2007	2006
Revenue
Technology group	$15,738	$12,997
Assay group	1,200	—
Eliminations of intersegment revenue	(331)	—

Total revenue	16,607	12,997

Gross margin percentage
Technology group	64%	64%
Assay group	41%	—
Eliminations of intersegment margins	(1%)	—
Consolidated gross margin percentage	63%	64%

Operating income (loss)
Technology group	1,148	555
Assay group	(1,455)	(442)
The Assay Group results for the first quarter of 2007 include three months of revenue from LBG and one month of revenue from LMD. Assay Group results for 2006 consist of LBG only. LBG introduced its first two products in late 2006.
“Our results for the first quarter of 2007 indicate a strong start to 2007 for Luminex,” said Patrick J. Balthrop, president and chief executive officer of Luminex. “Our core business continued to gain momentum in the life sciences marketplace and we achieved record revenues and profit in this segment. Our proprietary xMAP® technology continues to build momentum with over 4,300 Luminex systems placed in research laboratories, clinical laboratories, bio-defense facilities and academic institutions around the world. Consumable sales and royalties, key measures of our growth, continued to show favorable trends. We achieved a 63 percent gross profit margin on a consolidated basis, confirming the strength of our core business model.”
“A key event for the first quarter of 2007 was the successful completion of our acquisition of Tm Bioscience,” added Balthrop. “LMD has been established as a separate molecular diagnostics division in Toronto with support from our operations in Austin and are included in our assay group. We are pleased with the progress we have made to date with the integration of LMD. More importantly, we have the ability to accelerate our growth strategy in 2007 with the opportunity to extend our market reach in the high growth molecular diagnostics market.”
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LMNX Reports First Quarter 2007 Results

May 2, 2007
CONSOLIDATED FIRST QUARTER 2007 HIGHLIGHTS
•	Consolidated revenue of over $16.6 million, a 28% increase over the 1st quarter of 2006 and a 17% increase over the 4th quarter of 2006

•	Consolidated gross margins of 63%

•	Profitability for the 5th consecutive quarter on a consolidated basis despite the operating deficits of the recently acquired Tm Bioscience for the month of March

•	Aggregate shipments of xMAP systems exceeds 4,300

•	Completion of the Tm Bioscience acquisition

•	Secured a line of credit of up to $15 million to support potential short term liquidity needs

•	Annualized end user sales on xMAP technology reported to us by our partners of over $165 million

•	New product introductions by both the Technology Group and the Luminex Bioscience Group
REVENUE COMPONENTS

	Three Months Ended
	March 31,
	(in thousands)
	2007	2006
System Revenue	$5,731	$3,992
Consumable Revenue	4,811	5,502
Royalty Revenue	2,532	1,790
Reagent Revenue	1,144	—
Service Revenue	1,003	808
Other Miscellaneous Revenue	1,386	905

Total Revenue	$16,607	$12,997

CONFERENCE CALL
Management will host a conference call to discuss the operating highlights and financial results for the first quarter ended March 31, 2007, on Thursday, May 3, 2007, at 8:00 a.m. Eastern time. The conference call will be webcast live and will be accompanied by a slide presentation, both of which may be accessed at our website at http://www.luminexcorp.com. Simply log on to the web at the address above, go to the Company section and access the Investor Relations link. Please go to the website at least 15 minutes prior to the call to register, download and install any necessary audio/video software. If you are unable to participate during the live webcast, the call and slides will be archived for one year on the website using the ‘replay’ link.

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LMNX Reports First Quarter 2007 Results

May 2, 2007
ABOUT LUMINEX CORPORATION
Luminex develops, manufactures and markets proprietary biological testing technologies with applications throughout the life sciences industry. The Company’s xMAP® system is an open-architecture, multi-analyte technology platform that delivers fast, accurate and cost-effective bioassay results to markets as diverse as pharmaceutical drug discovery, clinical diagnostics and biomedical research, including the genomics and proteomics research markets. The Company’s xMAP® technology is sold worldwide and is in use in leading research laboratories as well as major pharmaceutical, diagnostic and biotechnology companies. Further information on Luminex or xMAP® can be obtained on the Internet at http://www.luminexcorp.com.
Statements made in this release that express Luminex’s or management’s intentions, plans, beliefs, expectations or predictions of future events are forward-looking statements. The words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “will,” “could,” “should” and similar expressions are intended to further identify such forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995. It is important to note that the Company’s actual results or performance could differ materially from those anticipated or projected in such forward-looking statements. Factors that could cause Luminex’s actual results or performance to differ materially include risks and uncertainties relating to, among others, market demand and acceptance of Luminex’s products, the Company’s dependence on strategic partners for development, commercialization and distribution of products, concentration of the Company’s revenue in a limited number of strategic partners, fluctuations in quarterly results due to a lengthy and unpredictable sales cycle and bulk purchases of consumables, Luminex’s ability to scale manufacturing operations and manage operating expenses, gross margins and inventory levels, potential shortages of components, competition, the timing of regulatory approvals, the implementation, including any modification, of the Company’s strategic operating plans, risks and uncertainties associated with implementing our acquisition strategy and the ability to integrate acquired companies, including Tm Bioscience Corporation, or selected assets into our consolidated business operations, including the ability to recognize the benefits of our acquisitions, as well as the risks discussed under the heading “Risk Factors” in Luminex’s Reports on Forms 10-K and 10-Q, as filed with the Securities and Exchange Commission. The forward-looking statements contained herein represent the judgment of Luminex as of the date of this press release, and Luminex expressly disclaims any intent, obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in Luminex’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

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LMNX Reports First Quarter 2007 Results

May 2, 2007
LUMINEX CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	March 31,	December 31,
	2007	2006
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$16,195	$27,414
Short-term investments	3,493	10,956
Accounts receivable, net	10,789	8,237
Inventory, net	6,145	4,571
Other	1,639	1,917

Total current assets	38,261	53,095
Property and equipment, net	8,981	4,985
Intangible assets, net	2,041	—
Long-term investments	7,315	7,346
Goodwill	64,618 (1)	—
Other	1,286	1,270

Total assets	$122,502	$66,696

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$5,555	$3,255
Accrued liabilities	6,784	2,905
Deferred revenue	3,247	2,756
Other	170	—

Total current liabilities	15,756	8,916
Long-term debt	3,369	—
Deferred revenue and other	3,820	3,621

Total liabilities	22,945	12,537

Stockholders’ equity:
Common stock	35	32
Additional paid-in capital	184,456	139,116
Accumulated other comprehensive gain	(16)	65
Accumulated deficit	(84,918)	(85,054)

Total stockholders’ equity	99,557	54,159

Total liabilities and stockholders’ equity	$122,502	$66,696

(1) Luminex has recorded $64.6 million of goodwill related to the Tm Bioscience acquisition. This goodwill asset is subject to adjustment over the course of the next three quarters as Luminex completes certain standard activities around the transaction such as: recording of all transaction related costs; allocation of the purchase price based on an expert valuation of the acquired operation’s assets and liabilities; and evaluation of potential impairment of the remaining goodwill balance. No assurances can be given as to the size of any subsequent goodwill adjustment, if any, at this time.

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LMNX Reports First Quarter 2007 Results

May 2, 2007
LUMINEX CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Three Months Ended
	March 31,
	2007	2006
	(unaudited)
Revenue	$16,607	$12,997
Cost of revenue	6,178	4,737

Gross profit	10,429	8,260
Operating expenses:
Research and development	2,705	2,197
Selling, general and administrative	8,096	5,950

Total operating expenses	10,801	8,147

Income (loss) from operations	(372)	113
Interest expense from long-term debt	(84)	—
Other income, net	606	416
Income taxes	(14)	(3)

Net income	$136	$526

Net income per share, basic	$0.00	$0.02

Shares used in computing net income per share, basic	31,970	31,201
Net income per share, diluted	$0.00	$0.02

Shares used in computing net income per share, diluted	33,077	32,379
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